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                                  EXHIBIT 11

                       CONSUMER PORTFOLIO SERVICES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                               Three Months Ended June 30,              Six Months Ended June 30,
                                            ----------------------------------      ----------------------------------
                                                  1997                1996                1997                1996
Primary Earnings Per Share
--------------------------
Computation for Statement of Income:
 Net earnings per statement of income
  used in primary earnings per share
  computation

 Net earnings                               $    4,385,632      $    3,271,229      $    8,530,386      $    6,322,525
                                            ==============      ==============      ==============      ==============
 Weighted-average number of shares
  outstanding                                   14,297,464          13,453,020          14,233,895          13,377,601

 Net shares issuable from assumed
  exercise of warrants and options, as
  determined by the application of the
  Treasury Stock Method                          1,029,345           1,314,603           1,111,081           1,337,086
                                            --------------      --------------      --------------      --------------
 Weighted-average number of shares
  outstanding                                   15,326,809          14,767,623          15,344,976          14,714,687
                                            ==============      ==============      ==============      ==============

                                            --------------      --------------      --------------      --------------
 Primary earnings per share                 $         0.29      $         0.22      $         0.56      $         0.43
                                            ==============      ==============      ==============      ==============

Fully Diluted Earnings Per Share
--------------------------------
Computation for Statement of Income:
 Net earnings per statement of income
  used in fully diluted earnings per
  share computation

 Net earnings                               $    4,385,632      $    3,271,229      $    8,530,386      $    6,322,525

 Interest on borrowings, net of tax
  effect on conversion of convertible
  subordinated debt                                 69,576              42,608              77,382              85,215
                                            --------------      --------------      --------------      --------------
  Net earnings as adjusted                  $    4,455,208      $    3,313,837      $    8,607,768      $    6,407,740
                                            ==============      ==============      ==============      ==============
  Weighted-average number of shares
    outstanding                                 14,297,464          13,453,020          14,233,895          13,377,601

  Net shares issuable from assumed
   exercise of warrants and options, as
   determined by the application of the
   Treasury Stock Method                         1,274,812           1,314,603           1,270,756           1,337,086



  Shares issuable from assumed conversion
   of subordinated debt                            445,205             480,000             268,915             480,000
                                            ---------------     --------------      --------------     ---------------
  Weighted-average number of shares
   outstanding                                  16,017,481          15,247,623          15,773,566          15,194,687
                                            ==============      ==============      ==============      ==============

                                            --------------      --------------      --------------      --------------
Fully diluted earnings per share            $         0.28      $         0.22      $         0.55      $         0.42
                                            ==============      ==============      ==============      ==============
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